UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd, Suite 600

Houston, Texas 77056

(Address of principal executive offices and zip code)

(713) 980-6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2018, Scott J. Preston, the Chief Operating Officer of Hi-Crush GP LLC, the general partner of Hi-Crush Partners LP (the “Partnership”), who was then on a temporary leave of absence from the Partnership, departed the Partnership. Mr. Preston and the Partnership have entered into a Separation Agreement, dated December 12, 2018 (the “Separation Agreement”), to specify the terms of his departure from the Partnership.

Pursuant to the Separation Agreement and generally consistent with Mr. Preston’s employment agreement, Mr. Preston will be entitled to each of the following items:

•	a lump-sum payment, payable within 30 days after the separation, of $900,000;

•	payment by the Partnership for COBRA insurance coverage for Mr. Preston and his covered dependents up to and including December 2019; and

•	a waiver of the Partnership’s right to repayment of certain relocation expenses paid on Mr. Preston’s behalf.

In addition, Mr. Preston forfeited phantom units granted to him under the Partnership’s long-term incentive plan in accordance with the plan.

The Separation Agreement contains bilateral non-disparagement obligations, and Mr. Preston remains subject to the confidentiality, non-solicitation and non-compete covenants contained in his employment agreement. The Separation Agreement also contain customary releases and a covenant not to sue the Partnership or its affiliates.

Pending appointment of a new Chief Operating Officer, Robert E. Rasmus, the Partnership’s Chief Executive Officer, will assume the responsibilities of Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner
Date: December 18, 2018	By:	/s/ Laura C. Fulton
	Name:	Laura C. Fulton
	Title:	Chief Financial Officer